                                                                   EXHIBIT 23
                          CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Annual Report
(Form 10-K) of Michaels Stores, Inc. of our report dated March 6, 1995, included in the 1994 Annual Report to Shareholders of Michaels Stores, Inc.

We also consent to the incorporation by reference in the Registration Statements listed below and in the related Prospectuses of our report dated March 6, 1995, with respect to the consolidated financial statements of Michaels Stores, Inc. incorporated by reference in the Annual Report (Form 10-K) for the year ended January 29, 1995.

      FORM      REGISTRATION NO.       PERTAINING TO MICHAELS STORES, INC.
      ----      ----------------       -----------------------------------
      S-8            2-92412              Stock Investment Plan
      S-8            2-97848              Key Employee Stock Compensation Program
      S-8           33-18476              Key Employee Stock Compensation Program
      S-8           33-11985              Employees 401(k) Plan
      S-3           33-21299              Registration of 802,000 shares of Common  Stock
      S-3            33-9456              Post Effective Amendment No. 1 to the
                                          Registration Statement on Form S-1 for
                                          the registration of 1,000,000 shares of
                                          Common Stock
      S-8           33-26338              Key Employee Stock Compensation Program
      S-8           33-21573              Moskatel's, Inc. 401(k) Plan
      S-3           33-22532              Registration of 30,000 shares of Common Stock
      S-3           33-40673              Registration of 1,240,000 shares of Common Stock
      S-8           33-43039              Employee Stock Purchase Plan
      S-8           33-54726              Key Employee Stock Compensation Program
      S-3           33-52311              Registration of 280,000 shares of Common Stock
      S-3           33-67804              1992 Non-Statutory Stock Option Plan
      S-3           33-53883              Registration of 455,000 shares of Common Stock
      S-3           33-55537              Registration of 901,066 shares of Common Stock


                                                             ERNST & YOUNG LLP

Dallas, Texas
April 28, 1995